                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY

Following is a list of the Company's subsidiaries:

                                                          Organized                 Percent of
                                                          Under                     Voting Securities
Name                                                      the Laws of               Owned by Registrant
----                                                      -----------               -------------------
1240 Campbell Corp. (formerly Intelect
    Network Technologies Company)                         Nevada                    100%
Intelect Communications Systems Ltd.                      Bermuda                   100%
Intelect Visual Communications Corp.                      Delaware                  100%
DNA Enterprises, Inc.                                     Texas                     100%
TeraForce Ventures, Inc.                                  Delaware                  100%
Centauri Netsystems Corporation                           Delaware                  100%
Aegean Networks, Incorporated                             Delaware                  100%
DNA Computing Solutions, Inc.                             Delaware                  100%
Intelect Technologies, Inc.                               Delaware                   33%